Exhibit 10.36

EXECUTION VERSION

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement (the "Agreement"), is made and entered into this 29 day of December, 2013, by and between Infinity Augmented Reality Inc. (the "Purchaser"), on the one hand, and Motti Kushnir ("Motti") and Matan Protter ("Matan" and together with Motti, the "Sellers" and each a "Seller"). Each of the Sellers and the Purchaser shall be referred to as a "Party" and together as the "Parties".

WHEREAS, the Sellers are the owners of certain intellectual property; and

WHEREAS, the Sellers desire to sell such intellectual property to the Purchaser, and the Purchaser desires to purchase it, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained herein, the Parties hereby agree as follows:

1.	Sale of the IP.

a.
The Sellers hereby fully and forever irrevocably sell, assign, grant, convey and transfer, without any qualifications, limitations, conditions or reservations of any kind whatsoever, exclusively unto the Purchaser, its successors, assigns or nominees, all of their rights, title and interest in and to the intellectual property listed in Exhibit A attached hereto (the "Acquired IP"), together with any copies, in whatever form, written or electronically.

b.
The Sellers shall execute and deliver such conveyance and instruments and take such actions as may be necessary or desirable to evidence more fully the transfer of ownership of the Acquired IP to the Purchaser and any application for registration, or registration thereof, all as requested by the Purchaser. The Sellers therefore agree that, if requested by the Purchaser, they will: (i) execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Acquired IP; (ii) communicate to the Purchaser, its successors, assigns and representatives, all facts known to, and documents available to, them relating to the Acquired IP and the history thereof; (iii) provide testimony in connection with any proceeding affecting the right, title, or interest of the Purchaser in and to the Acquired IP; and (iv) generally perform any other acts, and/or execute any document or written instrument, deemed necessary by the Purchaser to carry out the foregoing assignment and for aiding in securing, maintaining and enforcing proper protection for the Acquired IP. All such actions will be at the Purchaser's expense.

2.	Consideration.

a.
In consideration for the sale of the Acquired IP, the Purchaser shall issue to the Sellers on the date hereof, 84,226 shares of common stock of the Purchaser (the "Shares"), which shall be restricted for a period of six months from the date of issuance or such longer period as may be required by the US Securities Laws.

b.
The Sellers undertake to take all actions and to sign all documents required, at the discretion of the Purchaser, in order to issue the Shares (including an undertaking not to make any disposition of any kind in the Shares during the restriction period)

c.	Any tax liability in connection with the sale of the Acquired IP or the issuance of the Shares, shall be borne solely by the Sellers.

3.	Representations and Warranties of the Sellers.

The Sellers, jointly and severaly, represent and warrant to the Purchasr that each of the statements set forth below is true and correct in all respects. Such representations, warranties, covenants and agreements constitute a material inducement to the Purchaser to enter into this Agreement, to purchase the Acquired IP and to consummate the transactions contemplated hereby.

a.
Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement constitute the valid and legally binding obligations of each Seller, enforceable in accordance with their respective terms, subject, as to enforceability, to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

b.
Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any law or order of any governmental body or court to which a Seller or any of the Acquired IP is subject. Neither Seller is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental body or other person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance thereof).

c.
Title. The Sellers are the sole owners of the Acquired IP, and no third party has any rights with respect thereto. The Sellers have good and valid title to and interest in all of Acquired IP, free and clear of any securities interests, pledges, charges, encumbrances, liens, attachments, or any other third party right of any nature whatsoever (collectively, "Liens"). On the date hereof, the Purchaser will receive good and valid title to the Acquired IP, free and clear of any Liens.

d.
Acquired IP. Neither of the Sellers has, in connection with the Acquired IP, directly or indirectly, interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of any third party or received any charge, complaint, claim, demand or other notice or correspondence alleging any such interference, infringement, misappropriation or violation (including any claim that Sellers must license or refrain from using any intellectual property rights of any third party). To the Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated or violated any of the Acquired IP.

The Acquired IP constitutes all of the intellectual property developed, invented and/or conceived by the Sellers in connection with the PlayGround concept, including all copies thereof in whatever form or medium.

e.
Liabilities and Obligations. There are no liabilities and/or obligations which are related to, derived, arise or originating from the Acquired Assets, which, following the sale of the Acquired Assets hereunder, shall be imposed on or assumed by the Purchaser. Further, there are no claims, demands, litigations or proceedings, by a governmental authority or a third party, pending or to the knowledge of the Sellers, threatened, which are related to the Acquired Assets.

4.	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Sellers that each of the statements set forth below is true and correct in all material respects. Such representations, warranties, covenants and agreements constitute a material inducement to the Sellers to enter into this Agreement, to sell the Acquired IP and to consummate the transactions contemplated hereby.

a.
Authorization of Transaction. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement constitute the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject, as to enforceability, to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

b.
Noncontravention. To the best of its knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any law or order of any governmental body or court to which the Purchaser is subject. To the best of its knowledge, the Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental body or other person in order for the Parties to consummate the transactions contemplated by this Agreement (including the execution, delivery and performance thereof).

5.	Liability and Indemnification.

a.
The Sellers shall indemnify, defend (upon request) and hold harmless Purchaser, its officers, employees, members, affiliates (and their respective officers, directors, and members), and agents (collectively, the "Indemnified Parties") from and against any action, loss, liability, damage, claim, fine, penalty, lien or expense, including legal costs, reasonable attorneys' fees, and expenses, (collectively, "Loss") to the extent the same arises out of (i) any breach by any of the Sellers of any representation, warranty, agreement, or covenant made by either of them herein, (ii) any tax, including use or sales tax, for which Sellers is or may be liable in respect of the Acquired IP prior to the date hereof or the sale hereunder,  or (iii) any claim arising out of or in connection with the Acquired IP prior to the date hereof.

b.
Each Indemnified Party will give prompt notice to the Sellers of any claim or condition to which the foregoing indemnification covenant relates, within 7 business days of becoming aware of the same. The Sellers shall have the right to participate in the defense of such claim, at their expense with counsel of its choice, but the respective Indemnified Party or Parties shall retain the right at all times to control the defense of such claims and in no event shall the Sellers settle any such claim without the consent of the respective Indemnified Party or Parties.

c.
Notwithstanding anything to the contrary stated herein or otherwise, and to the extent permissible under any mandatory law or regulation, the Sellers' liability and indemnification obligations hereunder shall not exceed NIS100,000, being the amount equal to the initial value of the Shares issued to them as consideration for the sale of the Acquired IP hereunder, except in the event of fraud or willful misconduct by the Sellers.

6.	Confidentiality. The Parties agree to keep the terms of this Agreement (including its existence) and the nature of their relationship in strict confidence.

7.	Non-assignability. The Sellers may not assign, sub-contract or transfer any or all of their rights or obligations under this Agreement.

8.
Entire Agreement. This Agreement constitutes the entire understanding between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether oral or written, regarding the subject matter. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence

9.	Law. This Agreement shall be governed by and construed in accordance with the laws of state of Israel.

10.	Expenses. All the expenses incurred by a Party in connection with the preparation of the agreements or documents required in order to effectuate the matters hereof shall be borne by such Party.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Sale and Purchase Agreement of the date first above written.

INFINITY AUGMENTED REALITY INC.

By:
Name:
Title:

MOTTI KUSHNIR

MATAN PROTTER

Exhibit A

List of Intellectual Property

1.	Libraries of code demonstrating the following abilities:

1.1.	Detecting textured planes, by using stereoscopic 2D cameras, for the use of placing AR elements on/relative to them;
1.2.	Computing camera navigation (estimation of location and orientation) relative to the detected plane, for the use of displaying the AR elements while adjusting for the camera motion.

2.	Technical documentation, including:

2.1.	Description of identified algorithm challenges and proposed solutions;
2.2.	Proposed system architecture; and
2.3.	Chief scientist technology overview

3.	Marketing materials – presentations, movies and business model